UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2011

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

On December 20, 2011, the Nuclear Regulatory Commission (“NRC”) issued two orders approving the indirect transfer of control of the operating licenses for Yankee Nuclear Power Station and Haddam Neck Plant held by Yankee Atomic Electric Company and Connecticut Yankee Atomic Power Company, respectively (together, the “Yankee Companies”), which will be effected upon the merger of Northeast Utilities (“NU”) and NSTAR. The orders are subject to a post-merger condition that requires NU’s subsidiaries, which will control the Yankee Companies, to cause them to implement negation action plans consistent with Title 10, Code of Federal Regulations, Section 50.38, designed to address the potential for “foreign ownership, control or domination” of the Yankee Companies.  No further approvals for the merger are required from the NRC.

NU and NSTAR are still awaiting approval of their pending merger from the Massachusetts Department of Public Utilities.

For further information regarding the pending NU-NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange Commission (“SEC”) in connection with the merger, NU’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

December 29, 2011

By:

/s/ RANDY A. SHOOP

Randy A. Shoop

Vice President and Treasurer

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